UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2004

Dana Corporation

(Exact name of registrant as specified in its charter)

Virginia	1-1063	34-4361040

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4500 Dorr Street, Toledo, Ohio	43615

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 535-4500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Signatures

Item 8.01. Other Events.

     On October 20, 2004, Dana Corporation (Dana) filed a Current Report on Form 8-K which included, as Exhibit 99.1, a news release regarding Dana’s earnings for the three months and nine months ended September 30, 2004.

     We have determined that there was a misallocation between two asset items in the Dana Corporation Condensed Balance Sheet (Unaudited) included in the press release, as a result of the omission of a reclassification entry. In the Condensed Balance Sheet, “Investment in leases” at September 30, 2004, should have been decreased by $137 million and “Property, plant and equipment, net” should have been increased by $137 million. This correction does not affect any of the subtotals or totals in the Condensed Balance Sheet. The correct numbers will appear in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004, which will be filed with the Securities and Exchange Commission shortly.

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Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dana Corporation

(Registrant)

Date: November 8, 2004	By:	/s/ Michael L. DeBacker

	Name:	Michael L. DeBacker
	Title:	Vice President, General Counsel and
Secretary

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